First Trust Advisors L.P.

120 East Liberty Drive

Suite 400

Wheaton, Illinois 60187

May 23, 2013

First Trust Portfolios L.P.

120 East Liberty Drive

Suite 400

Wheaton, Illinois 60187

Re:               The First Trust Combined Series 420

Gentlemen:

We have examined the Registration Statement File No. 333-188125 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                            Sincerely,

                            FIRST TRUST ADVISORS L.P.

Elizabeth H. Bull

Senior Vice President